UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2015 (May 8, 2015)

CYS Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip code)

(617) 639-0440

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of CYS Investments, Inc. (the “Company”) held on May 8, 2015 (the “Annual Meeting”), the stockholders voted on the following matters: (i) the election of the nine nominated directors, (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. As of March 12, 2015, the record date for the Annual Meeting, there were 158,114,483 shares of common stock outstanding and entitled to vote.

The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal 1 — Election of Directors. The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Kevin E. Grant, Tanya S. Beder, Karen Hammond, Jeffrey P. Hughes, Stephen P. Jonas, Raymond A. Redlingshafer, Jr., Dale A. Reiss, James A. Stern and David A. Tyson, PhD.

Nominee for Director	For	Withheld	Broker Non-Votes
Kevin E. Grant	78,680,364	5,003,396	52,624,173
Tanya S. Beder	79,781,047	3,902,713	52,624,173
Karen Hammond	80,245,825	3,437,935	52,624,173
Jeffrey P. Hughes	79,884,036	3,799,724	52,624,173
Stephen P. Jonas	79,868,566	3,805,194	52,634,173
Raymond A. Redlingshafer, Jr.	80,524,192	3,159,568	52,624,173
Dale A. Reiss	80,526,095	3,157,665	52,624,173
James A. Stern	79,926,071	3,757,689	52,624,173
David A. Tyson, PhD	80,120,770	3,562,991	52,624,173

Proposal 2 — Advisory Vote on Named Executive Officer Compensation. This advisory vote was approved upon the following vote.

For	Against	Abstain	Broker Non-Votes
75,603,260	5,940,002	2,140,498	52,624,173

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal was ratified upon the following vote.

For	Against	Abstain	Broker Non-Votes
133,879,836	916,953	1,511,145	*

*	No broker non-votes arose in connection with Proposal 3 due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Date: May 11, 2015	By:	/s/ Thomas A. Rosenbloom
	Name:	Thomas A. Rosenbloom
	Title:	Secretary